Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. § 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the Quarterly Report on Form 10-Q of Crestwood Midstream Partners LP (the “Registrant”) for the quarter ended September 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, William G. Manias, Senior Vice President — Chief Financial Officer of Crestwood Gas Services GP LLC, the general partner of the Registrant, and Robert G. Phillips, President and Chief Executive Officer of Crestwood Gas Services GP LLC, the general partner of the Registrant, each certifies that, to his knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of the dates and for the periods expressed in the Report.
Date: November 8, 2011

By:	/s/ William G. Manias	By:	/s/ Robert G. Phillips

	William G. Manias		Robert G. Phillips
	Senior Vice President — Chief Financial Officer of Crestwood		President and Chief Executive Office of Crestwood
	Gas Services GP LLC, General Partner of Crestwood		Gas Services GP LLC, General Partner of Crestwood
	Midstream Partners LP		Midstream Partners LP